                                                                EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the previously filed Registration Statements of Republic Industries, Inc. on Form S-3 (Nos.
33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667 and 333-23415), Form S-4 (No. 333-17915), and Form S-8
(Nos. 33-93742, 333-07623, 333-19453 and 333-20669) of our report dated March
31, 1997, with respect to the combined financial statements of Grubb Automotive, Inc., Jack Sherman Chevrolet, Inc., Lou Grubb Chevrolet, Inc., Lou Grubb Ford, Inc., Lou Grubb Saturn, Inc., and Saturn of Tempe, Inc. as of and for the year ended December 31, 1996 included in this Current Report on Form 8-K.


                                        ERNST & YOUNG LLP


Phoenix, Arizona
June 10, 1997